UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2024

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	90-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 8.01 is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2024, the independent directors of board of directors of SHF Holdings, Inc. (the “Company”) approved a paid administrative leave of absence for Daniel Roda in his position as Chief Credit Officer of the Company pending an internal review to be conducted by an independent committee of the board of directors of the Company.

Effective as of October 15, 2024, Sundie Seefried, the Company’s Chief Executive Officer, assumed and has otherwise designated Mr. Roda’s responsibilities during his paid administrative leave of absence. Mr. Roda’s compensation remains unchanged.

Item 8.01. Other Events.

As reported on its Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 10, 2022, the Company entered into an Agreement and Plan of Merger (the “Original Agreement”) by and among the Company, SHF Merger Sub I, a Delaware corporation and a direct wholly-owned subsidiary of Company (“Merger Sub I”), SHF Merger Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Rockview Digital Solutions, Inc., a Delaware corporation, d/b/a Abaca (“Abaca”) and Dan Roda, solely in such individual’s capacity as the representative of Abaca’s stockholders (the “Stockholders’ Representative”).

As reported on its Current report on Form 8-K filed with the SEC on November 15, 2022, the Company entered into an Amendment to the Merger Agreement and Plan of Merger (the “First Amendment” and collectively with the Original Agreement, the “Merger Agreement”) to that certain Agreement and Plan of Merger, dated as of October 29, 2022, by and among the Company, the Merger Subs, Abaca, and the Stockholders’ Representative.

As reported on its Current report on Form 8-K filed with the SEC on October 27, 2023, on October 26, 2023, the Company entered into: (1) a Second Amendment to Agreement and Plan of Merger (the “Second Amendment”) with the Merger Subs, Abaca, and the Stockholders’ Representative, and (2) a Warrant Agreement with Continental Stock Transfer & Trust Company (solely as warrant agent to the Warrant Agreement). In connection with the Merger Agreement and Second Amendment, the Company was to make a payment of $3,000,000 on October 5, 2024 (the “Second Anniversary Cash Payment”) to be distributed to the persons and in the amounts pursuant to the payment schedule (the “Payment Schedule”) delivered by the Stockholders’ Representative to the Company pursuant to the terms of the Merger Agreement and Second Amendment. The Company timely paid the 2022 and 2023 payments in the amount of $3,000,000 in accordance with the terms of the Merger Agreement and Second Amendment.

To address the current Second Anniversary Cash Payment due on October 5, 2024, on October 17, 2024 the Company caused a declaratory judgment complaint to be filed in the District Court for the City and County of Denver, Colorado, captioned SHF Holdings, Inc. v. Daniel Roda, Gregory W. Ellis, and James R. Carroll, Case No. 2024CV33187 (Denver Cty. Dist. Ct.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: October 18, 2024	By:	/s/ Sundie Seefried
	Name:	Sundie Seefried
	Title:	Chief Executive Officer